EXHIBIT 1.2

Barclays Bank PLC

$1,000,000,000

Medium-Term Notes, Series A

Distribution Agreement

•, 2004

Barclays Capital Inc.

222 Broadway

New York, New York 10038

Ladies and Gentlemen:

Barclays Bank PLC, a public limited company organized under the laws of England and Wales (the “Bank”), proposes to issue and sell from time to time certain Medium-Term Notes, Series A (the “Securities”), in an amount having an aggregate initial offering price of up to $1,000,000,000, and agrees with you (the “Agent”) as set forth in this Agreement. Each of the terms “the Agents”, “such Agent”, “any Agent”, “an Agent”, “each Agent”, “the Purchasing Agent” and “the Selling Agent”, when used in this Agreement or in any Terms Agreement (as defined below) or in the Annexes hereto, shall mean Barclays Capital Inc., except at any time when more Agents are acting as such hereunder, as contemplated in Section 10 hereof.

The Bank acknowledges and agrees that Barclays Capital Inc. may use the Prospectus (as defined below) in connection with offers and sales of the Securities as contemplated in the Prospectus under the caption “Plan of Distribution—Market-Making Resales” (“Secondary Market Transactions”). The Bank further acknowledges and agrees that Barclays Capital Inc. is under no obligation to effect any Secondary Market Transactions and, if it does so, it may discontinue effecting such transactions at any time without providing any notice to the Bank. The term “Agent”, whenever used in this Agreement, shall include Barclays Capital Inc., whether acting in its capacity as an Agent or acting in connection with a Secondary Market Transaction, except as may be specifically provided otherwise herein.

Subject to the terms and conditions stated herein and to the reservation by the Bank of the right to sell Securities directly on its own behalf, the Bank hereby (i) appoints each Agent as an agent of the Bank for the purpose of soliciting and receiving offers to purchase Securities from the Bank pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to any Agent as principal, it will enter into a separate agreement (each such agreement, a “Terms Agreement”), substantially in the form of Annex I hereto or in such other form as may be agreed by the parties to that particular agreement, relating to such sale in accordance with Section 2(b) hereof. This Distribution Agreement shall not be construed to create either an obligation on the part of the Bank to sell any Securities or an obligation of any of the Agents to purchase Securities as principal.

The Securities will be issued under an indenture, dated as of September 16, 2004 (as it may be amended from time to time, the “Indenture”), between the Bank and The Bank of New York, as trustee (including any successor trustee thereunder, the “Trustee”). The Securities shall have the maturity ranges, interest rates, if any, redemption provisions and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof established, from time to time by the Bank in accordance with the Indenture.

1. The Bank represents and warrants to, and agrees with, each Agent that:

(a) A registration statement on Form F-3 (File No. 333-85646) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”); such registration statement and any post-effective amendments thereto, each in the form heretofore delivered or to be delivered to such Agent, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus included in the registration statement, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering filed pursuant to Rule 462(b) under the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Act”), which became or will become effective upon filing, no other document with respect to such registration statement or any such incorporated document has heretofore been filed or transmitted for filing with the Commission (other than the prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, including the prospectus supplement, dated September 17, 2004, relating to the Securities to be distributed hereunder from time to time); and no stop order suspending the effectiveness of such registration statement, any post-effective amendments thereto or any registration statement filed pursuant to Rule 462(b) of the Act, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, any post-effective amendments thereto and the registration statement filed pursuant to Rule 462(b) of the Act, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the latest registration statement at the time such latest registration statement became effective but excluding all Forms T-1, each as amended at the time such part of the registration statement became effective or such part of the registration statement filed pursuant to Rule 462(b) of the Act, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the prospectus contained in the Registration Statement, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the “Prospectus”; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any supplement to the Prospectus that sets forth the terms of a particular issue of the Securities is hereinafter called a “Pricing Supplement”; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein by reference; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Bank filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the “Prospectus as amended or supplemented” shall be deemed to refer to and include the Prospectus as amended or supplemented (including by the prospectus supplement, dated September 17, 2004, relating to the Securities to be distributed hereunder from time to time, and by the applicable Pricing Supplement filed in accordance with Section 4(a) hereof) in relation to Securities to be sold pursuant to this Agreement, in the form filed or transmitted for filing with the Commission pursuant to Rule 424(b) under the Act and in accordance with Section 4(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

(b) No order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued by the Commission;

(c) The Annual Report on Form 20-F most recently filed by the Bank (the “Form 20-F”) and any other documents incorporated by reference in the Prospectus or any Preliminary Prospectus, when such documents were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents, when so filed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any Preliminary Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not, when so filed, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Bank by such Agent expressly for use in the Prospectus as amended or supplemented or any Preliminary Prospectus relating to such Securities;

(d) The Registration Statement and the Prospectus conform, and any amendments or supplements thereto, when they become effective or are filed with the Commission, as the case may be, will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and the Registration Statement and the Prospectus did not, when they became effective or were so filed, as the case may be, and any amendments or supplements thereto will not, when they become effective or are so filed, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Bank by such Agent expressly for use in the Prospectus as amended or supplemented or any Preliminary Prospectus relating to such Securities;

(e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus as amended or supplemented, there has not been, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, (i) any material change in the share capital, undated loan capital or dated loan capital of the Bank other than such changes as have been disclosed to such Agent or (ii) any material adverse change in or affecting the business, financial condition, shareholders’ equity or results of operations of the Bank and its subsidiaries on a consolidated basis;

(f) The Bank and each principal subsidiary, if any, has been duly incorporated or organized and is validly existing as a corporation under the laws of its jurisdiction of incorporation or organization with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and each has in full force and effect all permits, certificates, franchises, licenses, authorizations and similar approvals necessary in connection with the operation of its business with such exceptions as do not and will not materially adversely affect the business, financial condition, shareholders’ equity or results of operations of the Bank and its subsidiaries on a consolidated basis. (The term “principal subsidiary” means any subsidiary of the Bank which, together with its subsidiaries, held at the date of the latest audited financial statements included or incorporated by reference in the Prospectus more than 10% of the assets, or for the year covered by such financial statements contributed more than 10% of the revenues or net income, of the Bank and its subsidiaries on a consolidated basis);

(g) The Bank has an authorized capitalization as set forth in the Prospectus; all of the issued shares of share capital of the Bank have been duly and validly authorized and issued, are fully paid and conform to the description thereof set forth in the Prospectus as amended or supplemented, and all such shares of each principal subsidiary, if any, have been duly and validly authorized and issued, are fully paid and (except for directors’ qualifying shares or as specified in the Prospectus) are owned directly or indirectly by the Bank, free and clear of all liens, encumbrances, security interests or claims, except such (of which the Bank is aware of none) as do not materially adversely affect the value of such shares or interfere with the conduct of the business of the issuer of such shares or the Bank’s control over such shares and such business;

(h) The Securities have been duly and validly authorized and, when the Securities are issued and delivered against payment therefor pursuant to this Agreement and any Terms Agreement relating to such Securities, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Bank entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized by the Bank, is duly qualified under the Trust Indenture Act, has been duly executed and delivered by the Bank and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument of the Bank enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights generally or by general equity principles; the Indenture conforms, and the Securities will conform, to the descriptions thereof set forth in the Prospectus or the Prospectus as amended or supplemented relating to such Securities;

(i) There are no legal or governmental proceedings pending to which the Bank or any of its subsidiaries is a party or of which any property of the Bank or any of its subsidiaries is the subject, other than as set forth in the Prospectus as amended or supplemented and other than litigation or proceedings which in each case will not have a material adverse effect on the business, financial condition, shareholders’ equity or results of operations of the Bank and its subsidiaries on a consolidated basis; and, to the best of the Bank’s knowledge, no such litigation or proceedings are threatened or contemplated by governmental authorities or threatened by others

(j) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Bank and its subsidiaries incorporated by reference in the Prospectus, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(k) The offer and sale of the Securities in the United States will not subject the Bank to registration under, or result in a violation of, the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(l) Other than as described or set forth in the Registration Statement or the Prospectus as amended or supplemented, no stamp or other issuance taxes or duties are payable in the United Kingdom by or on behalf of any Agent in connection with the issue and sale of the Securities, the sale of the Securities to any Agent by the Bank or the consummation of the other transactions contemplated hereunder;

(m) Under current law applicable in the United Kingdom, all payments by the Bank in respect of the Securities may be made without withholding or deduction for or on account of any taxes, duties assessments or charges of whatever nature imposed or levied by or on behalf of the United Kingdom or any political subdivision thereof or any authority therein or thereof having power to tax; and

(n) The Bank is not in violation of its Articles of Association or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound where the effect of such violation or default would be to materially impair the Bank’s ability to perform its obligations hereunder or under the Securities. This Agreement and any Terms Agreement has been duly authorized, executed and delivered by the Bank and the performance of this Agreement, any Terms Agreement and the Indenture by the Bank of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation of imposition of any lien, charge or encumbrance upon any property or assets of the Bank pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Bank is a party or by which it may be bound or to which any of the property or assets of the Bank is subject, nor will such action result in any violation of the provisions of the Articles of Association of the Bank or any law, administrative regulation or administrative or court order or decree applicable to the Bank; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Securities, the issue and sale of the Securities or the consummation by the Bank of the other transactions contemplated by this Agreement, any Terms Agreement or the Indenture, except such as have been, or will have been prior to the Commencement Date (as defined in Section 3 hereof), obtained under the Act or the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the solicitation by such Agent of offers to purchase Securities from the Bank and with purchases of Securities by such Agent as principal, as the case may be, in each case in the manner contemplated hereby.

2. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Bank, to use its reasonable efforts to solicit and receive offers to purchase the Securities from the Bank upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time. So long as this Agreement shall remain in effect with respect to any Agent, the Bank shall not, without the consent of such Agent, solicit or accept offers to purchase, or sell, any debt securities except (i) pursuant to this Agreement or any Terms Agreement, (ii) pursuant to a private placement not constituting a public offering under the Act, (iii) pursuant to an offering of securities exempt from registration under Section 3(a)(2) under the Act, (iv) pursuant to an offering outside the United States that is not subject to the registration requirements of the Act or (v) in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of debt securities (other than in Secondary Market Transactions). However, the Bank reserves the right to sell, and may solicit and accept offers to purchase, Securities directly on its own behalf in transactions with persons other than broker-dealers, and, in the case of any such sale not resulting from a solicitation made by any Agent, no commission will be payable with respect to such sale. These provisions shall not limit Section 4(f) hereof or any similar provision included in any Terms Agreement.

Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase Securities and the payment in each case therefor shall be as set forth in the Administrative Procedure attached hereto as Annex II as it may be amended from time to time by written agreement between the Agents and the Bank (the “Administrative Procedure”). The provisions of the Administrative Procedure shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement. Each Agent and the Bank agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Administrative Procedure. The Bank will furnish to the Trustee a copy of the Administrative Procedure as from time to time in effect.

The Bank reserves the right, in its sole discretion, to suspend solicitation of offers to purchase Securities from the Bank commencing at any time for any period of time or permanently. The Bank shall be entitled to suspend such solicitation as to any Agent or all of the Agents, as determined by the Bank. Upon receipt of instructions from the Bank, the relevant Agent or Agents shall suspend solicitation of offers to purchase from the Bank until such time as the Bank has advised such Agent or Agents that such solicitation may be resumed.

The Bank agrees to pay each Agent a commission, at the time of settlement of any sale of a Security by the Bank as a result of a solicitation made by such Agent, in an amount equal to the following applicable percentage of the principal amount of such Security sold:

Maturities	Commission (percentage of principal amount)
Less Than 9 Months

From 9 months to less than 1 year

From 1 year to less than 18 months

From 18 months to less than 2 years

From 2 years to less than 3 years

From 3 years to less than 4 years

From 4 years to less than 5 years

From 5 years to less than 6 years

From 6 years to less than 7 years

From 7 years to less than 10 years

From 10 years to less than 15 years

From 15 years to less than 20 years

From 20 years to less than 30 years

30 years or more

(b) Each sale of Securities by the Bank to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless the Bank and such Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Securities by the Bank to, and the purchase thereof by, such Agent; a Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by such Agent; the commitment of any Agent to purchase Securities as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Bank herein contained and shall be subject to the terms and conditions herein set forth; each Terms Agreement shall specify the principal amount of Securities to be purchased by any Agent pursuant thereto, the price to be paid to the Bank for such Securities, any provisions relating to rights of, and default by, Agents acting together with such Agent in the reoffering of the Securities and the time and date and place of delivery of and payment for such Securities; such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 4 hereof and such Terms Agreement may also include such other provisions (including provisions that modify this Agreement insofar as it sets forth the agreement between the Bank and such Agent) as the Bank and such Agent may agree upon. Each Agent proposes to offer Securities purchased by it as principal from the Bank for sale at prevailing market prices or prices related thereto at the time of sale, which may be equal to, greater than or less than the price at which such Securities are purchased by such Agent from the Bank. Unless otherwise agreed between the Bank and the relevant Agents, where more than one Agent has agreed with the Bank to purchase a particular issue of Securities pursuant to this subsection, the obligations of such Agents so to purchase such Securities shall be several and not joint.

For each sale of Securities by the Bank to an Agent as principal that is not made pursuant to a Terms Agreement, the procedural details relating to the issue and delivery of such Securities and payment therefor shall be as set forth in the Administrative Procedure. For each such sale of Securities by the Bank to an Agent as principal that is not made pursuant to a Terms Agreement, the Bank agrees to pay such Agent a commission (or grant an equivalent discount) as provided in Section 2(a) hereof and in accordance with the schedule set forth therein.

Each time and date of delivery of and payment for Securities to be purchased from the Bank by an Agent as principal, whether set forth in a Terms Agreement or in accordance with the Administrative Procedure, is referred to herein as a “Time of Delivery”.

(c) Each Agent agrees, with respect to any Security denominated in a currency other than U.S. dollars, and whether acting as agent, as principal under any Terms Agreement or otherwise (including in any Secondary Market Transaction), not to solicit offers to purchase or otherwise offer, sell or deliver such Security, directly or indirectly, in, or to residents of, the country issuing such currency, except as permitted by applicable law.

(d) Nothing in this Agreement shall be read or deemed to preclude the Bank and one or more of the Agents from modifying or supplementing this Agreement (including the Administrative Procedure) insofar as it applies to transactions between them without such modifications or supplemental provisions being made of general applicability to transactions between the Bank and all of the Agents.

3. The Commencement Date (as defined below) shall mean the date and time of execution of this Agreement. The Commencement Date may be postponed beyond the date and time of execution of this Agreement by agreement between the Agents and the Bank but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or on which any Terms Agreement is executed (such time and date being referred to herein as the “Commencement Date”).

4. The Bank covenants and agrees with each Agent:

(a) (i) to make no amendment or supplement to the Registration Statement or the Prospectus (A) prior to the Commencement Date which shall be disapproved by any Agent promptly after reasonable notice thereof, (B) after the date of any Terms Agreement or other agreement by an Agent to purchase Securities as principal and prior to the related Time of Delivery which shall be disapproved by any Agent party to such Terms Agreement or so purchasing as principal promptly after reasonable notice thereof or (C) during the period beginning on the Commencement Date and continuing for as long as may be required under applicable law, in the reasonable judgment of such Agent after consultation with the Bank, in order to offer and sell any Securities in Secondary Market Transactions as contemplated by the Prospectus (the “Secondary Transactions Period”) which shall be disapproved by such Agent promptly after reasonable notice thereof;

(ii) to prepare, with respect to any Securities to be sold by the Bank through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by such Agent and to file such Pricing Supplement pursuant to Rule 424(b) under the Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used or, if required under Rule 424(b) under the Act, no later than the close of business of the Commission on the second business day after the date on which such Pricing Supplement is first used;

(iii) to make no amendment or supplement to the Registration Statement or Prospectus, other than any Pricing Supplement, at any time prior to having afforded each Agent a reasonable opportunity to review and comment thereon (other than documents filed under the Exchange Act and incorporated by reference in such Registration Statement or Prospectus, as the case may be, which documents the Bank shall provide to such Agent promptly after being transmitted for filing with the Commission);

(iv) to file promptly all reports required to be filed by the Bank with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities (including in any Secondary Market Transactions during the Secondary Transactions Period), and during such same period to advise such Agent, promptly after the Bank receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus (other than any Pricing Supplement that relates to Securities not purchased through or by such Agent) has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information;

(v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b) Promptly from time to time to take such action as such Agent may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as such Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Securities (including in any Secondary Market Transactions during the Secondary Transactions Period); provided, however, that in connection therewith the Bank shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction;

(c) (i) To furnish such Agent with copies of the Registration Statement and each amendment thereto and with copies of the Prospectus as each time amended or supplemented, other than any Pricing Supplement (except as provided in the Administrative Procedure), in the form in which it is filed with the Commission pursuant to Rule 424 under the Act, all in such quantities as such Agent may reasonably request from time to time;

(ii) if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities (including Securities purchased from the Bank by such Agent as principal and including in any Secondary Market Transactions during the Secondary Transactions Period) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act or the Trust Indenture Act, to notify such Agent and request such Agent, in its capacity as agent of the Bank, to suspend solicitation of offers to purchase Securities from the Bank (and, if so notified, such Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day later); and if the Bank shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise such Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance;

(iii) notwithstanding paragraph (ii) above, if during the period specified in such paragraph such Agent continues to own Securities purchased from the Bank by such Agent as principal or such Agent is otherwise required to deliver a prospectus in respect of transactions in the Securities (including in any Secondary Market Transactions during the Secondary Transactions Period), the Bank shall promptly prepare and file with the Commission such an amendment or supplement and furnish without charge to such Agent as many copies as it may from time to time during such period reasonably request of such amendment or supplement; provided, however, that the Bank may elect, upon notice to such Agent not to comply with this paragraph (iii) with respect to any Secondary Market Transaction, but only for a period or periods that the Bank reasonably determines are necessary in order to avoid premature disclosure of material, non-public information, unless, notwithstanding such election, such disclosure would otherwise be required under this Agreement; and provided, further, that no such period or periods described in the preceding proviso shall exceed 90 days in the aggregate during any period of 12 consecutive calendar months. Upon receipt of any such notice, each Agent shall cease using the Prospectus or any amendment or supplement thereto in connection with Secondary Market Transactions until it receives notice from the Bank that it may resume using such document (or such document as it may be amended or supplemented);

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Bank and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Bank, Rule 158 under the Act);

(e) So long as such Agent is continuing to solicit and receive offers to purchase Securities in accordance with the terms and conditions of this Agreement, to furnish to such Agent copies of all reports or other communications (financial or other) furnished to stockholders generally, and to deliver to such Agent (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Bank is listed; and (ii) such additional information concerning the business and financial condition of the Bank as such Agent may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Bank and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

(f) That, from the date of any Terms Agreement with such Agent or other agreement by such Agent to purchase Securities as principal and continuing to and including the later of (i) the termination of the “restricted period”, as such term is defined under Regulation M, relating to the Securities purchased thereunder, as notified to the Bank by such Agent, and (ii) the related Time of Delivery, the Bank will not, without the prior written consent of such Agent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Bank which are substantially similar to such Securities;

(g) That each acceptance by the Bank of an offer to purchase Securities hereunder (including any purchase from the Bank by such Agent as principal not pursuant to a Terms Agreement), and each execution and delivery by the Bank of a Terms Agreement with such Agent, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Bank contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Securities relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Securities);

(h) That each time the Bank sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion under this Section 4(h) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Bank shall furnish or cause to be furnished forthwith to such Agent a written opinion of the Lovells, the Bank’s UK counsel, or other counsel for the Bank satisfactory to such Agent, dated the date of such amendment or supplement or the Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, to the effect that such Agent may rely on the opinion of such counsel referred to in Section 6(b) hereof which was last furnished to such Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel referred to in Section 6(b) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

(i) That each time the Bank sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion under this Section 4(i) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Bank shall furnish or cause to be furnished forthwith to such Agent a written opinion of Sullivan & Cromwell LLP, the Bank’s United States counsel, dated the date of such amendment or supplement or the Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, to the effect that such Agent may rely on the opinion of such counsel referred to in Section 6(c) hereof which was last furnished to such Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel referred to in Section 6(c) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

(j) That each time the Bank sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a letter under this Section 4(j) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Bank shall cause the independent certified public accountants who have certified the financial statements of the Bank and its subsidiaries included or incorporated by reference in the Registration Statement forthwith to furnish such Agent a letter, dated the date of such amendment or supplement or the Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the letter referred to in Section 6(d) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Bank, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in Section 6(d) hereof which was last furnished to such Agent;

(k) That each time the Bank sells Securities to such Agent as principal and the applicable Terms Agreement specifies the delivery of a certificate under this Section 4(k) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Bank shall furnish or cause to be furnished forthwith to such Agent a certificate, dated the date of such supplement or amendment or the Time of Delivery relating to such sale, as the case may be, in such form and executed by such officers of the Bank as shall be satisfactory to such Agent, to the effect that the statements contained in the certificates referred to in Section 6(i) hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date), or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 6(i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

(l) To offer to any person who has agreed to purchase Securities from the Bank as the result of an offer to purchase solicited by such Agent the right to refuse to purchase and pay for such Securities if, on the related settlement date fixed pursuant to the Administrative Procedure, any condition set forth in Section 6(a), 6(e), 6(f), 6(g) or 6(h) hereof shall not have been satisfied (it being understood that the judgment of such person with respect to the impracticability or inadvisability of such purchase of Securities shall be substituted, for purposes of this Section 4(l), for the respective judgments of an Agent with respect to certain matters referred to in such Sections 6(e) and 6(g), and that such Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under such Sections 6(e) and 6(g) on behalf of any such person); and

(m) In the event that the Bank and one or more Agents agree to list Securities on a stock exchange, the Bank shall cause an initial application to be made on such stock exchange. In connection with any series of Securities that is intended to be listed, the Bank shall use its reasonable best efforts to obtain the listing as promptly as practicable and to furnish or cause to be furnished any and all documents, instruments, information and undertakings that may be necessary or advisable in order to obtain and maintain the listing. The Bank shall comply with any undertaking given to it from time to time by the relevant stock exchange in connection with any Securities listed on such stock exchange and shall furnish or cause to be furnished to the relevant stock exchange all such information as the relevant stock exchange may require in connection with the listing of any Securities on such stock exchange; and if any Securities cease to be listed on the relevant stock exchange, the Bank shall endeavor promptly to list such Securities on such securities exchange as may be agreed between the Bank and the relevant Agent.

5. The Bank covenants and agrees with each Agent that the Bank will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Bank’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus, any Prospectus Supplements and any Pricing Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the cost of printing, producing or reproducing this Agreement, any Terms Agreement, any Indenture, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(b) hereof, including the fees and disbursements in connection with such qualification and in connection with any Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the fees and disbursements in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities (other than, in the case of Barclays Capital Inc., in any Secondary Market Transactions); (vi) the cost of preparing the Securities; (vii) the fees and expenses of any Trustee and any agent of any Trustee and any transfer or paying agent of the Bank and the fees and disbursements of counsel for any Trustee or such agent in connection with any Indenture and the Securities; (viii) any advertising expenses connected with the solicitation of offers to purchase and the sale of Securities so long as such advertising expenses have been approved by the Bank; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Except as provided in Sections 7 and 8 hereof, each Agent shall pay all other expenses it incurs.

6. The obligation of any Agent, as agent of the Bank, at any time (“Solicitation Time”) to solicit offers to purchase the Securities from the Bank and the obligation of any Agent to purchase Securities from the Bank as principal, pursuant to any Terms Agreement or otherwise, shall in each case be subject, in such Agent’s discretion, to the condition that all representations and warranties and other statements of the Bank herein (and, in the case of an obligation of an Agent under a Terms Agreement, in or incorporated by reference in such Terms Agreement) are true and correct at and as of the Commencement Date and any applicable date referred to in Section 4(k) hereof that is prior to such Time of Delivery, and at and as of such Solicitation Time or Time of Delivery, as the case may be; the condition that prior to such Solicitation Time or Time of Delivery, as the case may be, the Bank shall have performed all of its obligations hereunder theretofore to be performed; and the following additional conditions:

(a) (i) With respect to any Securities sold at or prior to such Solicitation Time or Time of Delivery, as the case may be, the Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;

(b) Lovells, English Solicitors for the Bank, or other counsel satisfactory to such Agent, shall have furnished to such Agent such counsel’s written opinions, dated as of the Time of Delivery specified in the applicable Terms Agreement referred to in Section 4(h) hereof, in form and substance satisfactory to such Agent, to the effect that:

(i) Each of the Bank and each principal subsidiary, if any, has been duly incorporated or organized and is validly existing as a corporation under the laws of its jurisdiction of incorporation or organization with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and each has in full force and effect all permits, certificates, franchises, licenses, authorizations and similar approvals necessary in connection with the operation of its business with such exceptions as do not and will not materially adversely affect the business, financial condition, shareholders’ equity or results of operations of the Bank and its subsidiaries on a consolidated basis. (The term “principal subsidiary” means any subsidiary of the Bank which, together with its subsidiaries, held at the date of the latest audited financial statements included or incorporated by reference in the Prospectus more than 10% of the assets, or for the year covered by such financial statements contributed more than 10% of the revenues or net income, of the Bank and its subsidiaries on a consolidated basis);

(ii) The Bank has an authorized capitalization as set forth in the Prospectus; all of the issued shares of share capital of the Bank have been duly and validly authorized and issued, are fully paid and conform to the description thereof set forth in the Prospectus as amended or supplemented, and all such shares of each principal subsidiary, if any, have been duly and validly authorized and issued, are fully paid and (except for directors’ qualifying shares or as specified in the Prospectus) are owned directly or indirectly by the Bank, free and clear of all liens, encumbrances, security interests or claims, except such (of which such counsel is aware of none) as do not materially adversely affect the value of such shares or interfere with the conduct of the business of the issuer of such shares or the Bank’s control over such shares and such business;

(iii) The Securities have been duly and validly authorized and, when the Securities are issued and delivered against payment therefor pursuant to this Agreement and any Terms Agreement relating to such Securities, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Bank entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized by the Bank, is duly qualified under the Trust Indenture Act, has been duly executed and delivered by the Bank and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument of the Bank enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights generally or by general equity principles; the Indenture conforms, and the Securities will conform, to the descriptions thereof set forth in the Prospectus or the Prospectus as amended or supplemented relating to such Securities;

(iv) To the best of such counsel’s knowledge, there are no legal or governmental proceedings pending to which the Bank or any of its subsidiaries is a party or of which any property of the Bank or any of its subsidiaries is the subject, other than as set forth in the Prospectus as amended or supplemented and other than litigation or proceedings which in each case will not have a material adverse effect on the business, financial condition, shareholders’ equity or results of operations of the Bank and its subsidiaries on a consolidated basis; and, to the best of such counsel’s knowledge, no such litigation or proceedings are threatened or contemplated by governmental authorities or threatened by others;

(v) Other than as described or set forth in the Registration Statement or the Prospectus as amended or supplemented, no stamp or other issuance taxes or duties are payable by or on behalf of the Agents in the United Kingdom in connection with the issue and sale of the Securities, the sale of the Securities to the Agents by the Bank or the consummation of the other transactions contemplated hereunder; and

(vi) Under current law applicable in the United Kingdom, all payments by the Bank in respect of the Securities may be made without withholding or deduction for or on account of any taxes, duties assessments or charges of whatever nature imposed or levied by or on behalf of the United Kingdom or any political subdivision thereof or any authority therein or thereof having power to tax.

(vii) The Bank is not in violation of its Articles of Association or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound where the effect of such violation or default would be to materially impair the Bank’s ability to perform its obligations hereunder or under the Securities. This Agreement and any Terms Agreement has been duly authorized, executed and delivered by the Bank and the performance of this Agreement, any Terms Agreement and the Indenture by the Bank of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation of imposition of any lien, charge or encumbrance upon any property or assets of the Bank pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Bank is a party or by which it may be bound or to which any of the property or assets of the Bank is subject, nor will such action result in any violation of the provisions of the Articles of Association of the Bank or any law, administrative regulation or administrative or court order or decree applicable to the Bank; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body in the United Kingdom is required for the solicitation of offers to purchase Securities, the issue and sale of the Securities or the consummation by the Bank of the other transactions contemplated by this Agreement, any Terms Agreement or the Indenture, except such as have been, or will have been prior to the Commencement Date (as defined in Section 3 hereof), obtained;

(viii) All acts, matters and things required by the applicable laws of England and Wales to be performed, fulfilled or done before the issue of the Securities to render the obligations undertaken by the Bank pursuant to the Securities, the Indenture, this Agreement and any applicable Terms Agreement valid and binding insofar as the laws of England and Wales are concerned have been performed, fulfilled and done in due and strict compliance with all such laws;

(ix) A judgment in respect of this Agreement, any Terms Agreement, the Indenture or the Securities enforceable against the Bank in New York will give rise to a cause of action in a court in England and Wales which action will enable the person in whose favor the foreign judgment has been rendered to obtain a corresponding judgment in such court in England and Wales without re-examination or relitigation of any matter adjudicated in the foreign judgment, except to the extent that such judgment is against public policy in England and Wales (and such counsel is not aware of any such policy which would prevent recognition of such a judgment);

(x) The Agents will be entitled to have access as plaintiff to appropriate courts within the United Kingdom for the enforcement of rights against the Bank under, and to the extent provided in, this Agreement and any applicable Terms Agreement and such courts would give effect to the choice of New York law as the proper law of this Agreement and any applicable Terms Agreement;

(xi) There are no applicable laws of the United Kingdom that would limit the ability of the Bank to submit to the non-exclusive jurisdiction of any federal or state court sitting in New York City or to waive any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding brought in such a court or any claim in such a court has been brought in an inconvenient forum and the submission by the Bank under this Agreement, any applicable Terms Agreement, the Indenture or the Securities to the jurisdiction of such courts is valid and binding on the Bank;

(xii) This Agreement, any applicable Terms Agreement, the Indenture and the Securities may be enforced against the Bank in the courts of the United Kingdom without any express submission to any such jurisdiction, and, if action were taken in respect of any of this Agreement, any applicable Terms Agreement, the Indenture or the Securities before such courts, such courts would recognize and give effect to the provisions therein whereby they are to be governed by and construed in accordance with New York law (except as otherwise stated therein);

(xiii) The Bank is not immune from suit in any relevant court in the United Kingdom;

(xiv) A judgement in a foreign currency would, for the purpose of enforcement, be converted to Pounds Sterling on the basis of the rate of exchange prevailing on the date of judgement;

(xv) It is not necessary under the laws of the United Kingdom in order to enable any person to enforce its rights under this Agreement, any applicable Terms Agreement, the Indenture or the Securities that such person be licensed, qualified, resident or otherwise qualified to carry on business in the United Kingdom;

(xvi) No exchange control authorization or other authorization, approval, consent or license of any governmental authority or agency in the United Kingdom is required for the payment by the Bank of any amounts in currencies other than Pounds Sterling pursuant to the terms of the Securities; and

(xvii) The statements which appear in the Prospectus under the caption “Service of Process and Enforcement of Liabilities” in connection with the enforceability in the United Kingdom of civil liabilities predicated upon the Federal securities laws of the United States, the caption “Tax Consideration— United Kingdom Taxation” dealing with the possible effect on the Holders of Securities of the United Kingdom taxation and other fiscal legislation, and Item 8 of the Registration Statement dealing with the indemnification of directors and officers of the Bank are accurately presented.

In rendering each such opinion, such counsel may rely on information obtained from public officials, officers of the Bank and other sources believed by such counsel to be responsible, and may, without limiting any other assumption or qualification which may be contained in their opinion, assume that the Indenture, this Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the parties thereto (other than the Bank), that the Securities conform to the specimens thereof examined by them, and that the signatures on all documents examined by them are genuine, assumptions which such counsel have not independently verified;

(c) Sullivan & Cromwell LLP, United States counsel for the Bank, shall have furnished to such Agent such opinion or opinions, dated as of the Time of Delivery specified in the applicable Terms Agreement referred to in Section 4(i) hereof, in form and substance reasonably satisfactory to you, to the effect that:

(i) Assuming the Indenture has been duly authorized, executed and delivered by the Bank insofar as the laws of England and Wales are concerned, the Indenture has been duly executed and delivered by the

Bank, has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Bank, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(ii) When the series of Medium-Term Notes, Series A, has been duly authorized and established in conformity with the Indenture and, when the terms of a particular Security and of its issuance and sale have been duly authorized by all necessary corporate action in conformity with the Indenture, and such Security has been duly prepared, executed, authenticated and issued in accordance with the Indenture and delivered against payment in accordance with this Agreement or any applicable Terms Agreement, assuming such Security has been duly authorized, executed and delivered by the Bank insofar as the laws of England and Wales are concerned, such Security will constitute a valid and legally binding obligation of the Bank enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iii) Assuming this Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Bank insofar as the laws of England and Wales are concerned, this Agreement and such applicable Terms Agreement have been duly executed and delivered by the Bank;

(iv) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Bank on or prior to the date hereof under the Federal laws of the United States and the laws of the State of New York for the execution and delivery of the Indenture and the issuance, sale and delivery of the Securities by the Bank or through the Agents in accordance with the terms of this Agreement or any applicable Terms Agreement have been obtained or made; provided, however, that such counsel need not express any opinion with respect to state securities laws;

(v) The Bank is not, and upon completion of the offer and sale of the Securities and the application of the proceeds thereof in the manner described in the Prospectus will not be, “an investment company” or a company “controlled” by an “investment company” required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(vi) Such counsel reviewed the Registration Statement and the Prospectus, participated in discussions with representatives of the Bank, its accountants and its UK counsel, and advised the Bank as to the requirements of the Act and the applicable rules and regulations thereunder; between the effectiveness of the Registration Statement and time of delivery of such letter, such counsel participated in further discussions with representatives of the Bank, their accountants and their UK counsel regarding the contents of certain portions of the Prospectus and certain related matters and reviewed certificates of certain officers of the Bank and a letter addressed to the Agent from the independent accountants of the Bank; on the basis of the information that such counsel gained in the course of the performance of such services, considered in the light of their understanding of the applicable law and the experience they have gained through their practice under the Act, such counsel confirms to the Agents that, in their opinion the Registration Statement as of the effective date, and the Prospectus, as of the date of the Prospectus, appeared on their face to be appropriately responsive to the requirements of the Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder; and that nothing that came to the attention of such counsel in the course of such review has caused them to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that Prospectus, as of the date of the Prospectus, contained any untrue statement of material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In rendering the letter pursuant to this clause (vi), such counsel may state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus except for those made under the captions “Description of Debt Securities,” “Description of Warrants” and “Plan of Distribution” in the Prospectus, in each case insofar as they relate to provisions, therein described, of the Securities, the Indenture under which the Securities are to be issued and the Distribution Agreement relating to the Securities, and except for those made under the caption “Tax Considerations— United States Taxation”, in the Prospectus, insofar as they relate to provisions of U.S. Federal income tax law therein described; and that they do not express any opinion or belief as to the financial statements or as to other financial data derived from accounting records contained in the Registration Statement or the Prospectus, or as to the statement of eligibility of the Trustee under the Indenture; and that their letter is furnished as counsel for the Bank and is solely for the benefit of the Bank.

(d) Not later than 10:00 a.m., New York City time, on the day of the Time of Delivery specified in the applicable Terms Agreement referred to in Section 4(h) hereof, the independent certified public accountants who have certified the financial statements of the Bank and its subsidiaries included in the Registration Statement shall have furnished to such Agent a letter, dated such applicable date, as the case may be, in form and substance satisfactory to such Agent, to the effect set forth in Annex III hereto;

(e) Since the respective dates as of which information is given in the Prospectus as amended or supplemented, there shall not have been, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, (i) any material change in the share capital, undated loan capital or dated loan capital of the Bank other than such changes as have been disclosed to the Agents, or (ii) any material change in or affecting the business, financial condition, shareholders’ equity or results of operations of the Bank and its subsidiaries on a consolidated basis, the effect of which in each case is, in the judgment of such Agent after consultation with the Bank, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities, on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

(f) On or after the date of any Terms Agreement relating to the Securities, (i) no downgrading shall have occurred in the rating accorded the Bank’s debt securities or preferred stock by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation and (ii) neither such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Bank’s debt securities or preferred stock;

(g) Subsequent to the date of any Terms Agreement relating to the Securities (i) neither the United States nor the United Kingdom shall have become engaged in hostilities which have resulted in the declaration of a national emergency or war, (ii) there shall not have been any generally published change or development involving a prospective change in U.S. or United Kingdom taxation directly affecting the Securities or the imposition of exchange controls by the United States or the United Kingdom, (iii) there shall not have been a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the London Stock Exchange, or a general moratorium on commercial banking activities in New York declared by either U.S. federal or New York state authorities or a general moratorium on commercial banking activities in the United Kingdom declared by authorities in the United Kingdom, the effect of which in the case of (i), (ii) or (iii), in the judgment of such Agent after consultation with the Bank, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

(h) (i) With respect to any Security denominated in a currency other than the U.S. dollar, more than one currency or a composite currency or any Security the principal or interest of which is indexed to such currency, currencies or composite currency, there shall not have occurred a suspension or material limitation in foreign exchange trading in such currency, currencies or composite currency by a major international bank, a general moratorium on commercial banking activities in the country or countries issuing such currency, currencies or composite currency, the outbreak or escalation of hostilities involving, the occurrence of any material adverse change in the existing financial, political or economic conditions of, or the declaration of war or a national emergency by, the country or countries issuing such currency, currencies or composite currency or the imposition or proposal of exchange controls by any governmental authority in the country or countries issuing such currency, currencies or composite currency; and (ii) with respect to any Security linked to the securities of an issuer other than the Bank, additional conditions comparable to those set forth in Sections 6(e), 6(f) and 6(g) shall have been satisfied with respect to such issuer (with such additional conditions being identical to those in Sections 6(e), (f) and (g), except that, for this purpose, all references to the Bank in such sections shall be deemed to mean such other issuer and, if the principal trading market for such other issuer’s securities is not the New York Stock Exchange, the reference to the New York Stock Exchange in Section 6(g)(iii) shall be deemed to mean either the New York Stock Exchange or such principal trading market), it being understood that nothing in this clause 6(h)(ii) shall limit or otherwise affect conditions in Sections 6(e), (f) and (g), which shall apply in addition to any conditions applicable pursuant to this clause 6(h)(ii)); and

(i) The Bank shall have furnished or caused to be furnished to such Agent certificates of officers of the Bank, dated as of the Time of Delivery specified in the applicable Terms Agreement referred to in Section 4(h) hereof, in such form and executed by such officers of the Bank as shall be satisfactory to such Agent, as to the accuracy of the representations and warranties of the Bank herein at and as of such applicable date as to the performance by the Bank of all of its obligations hereunder to be performed at or prior to such applicable date as to the matters set forth in subsections (a) and (e) of this Section 6, and as to such other matters as such Agent may reasonably request.

(j) There is no outstanding material breach of any obligations of the Bank under the relevant Securities or this Agreement which has not been waived by the relevant Agent on or prior to the Solicitation Time or Time of Delivery of the relevant Securities.

(k) In the case of Securities that are intended to be listed, the relevant stock exchange has agreed to list such Securities.

(l) For the issue and sale of Securities denominated in a currency other than U.S. dollars, all necessary approvals have been obtained from the relevant central bank or other fiscal, monetary, regulatory or other authority.

7. (a) The Bank will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such action or claim; provided, however, that the Bank shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Bank by such Agent expressly for use therein, and provided, further, that the Bank shall not be liable to any Agent under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus or preliminary prospectus supplement to the extent that any such loss, claim, damage or liability of such Agent results from the fact that such

Agent sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented, including a copy of any document incorporated by reference therein and required to be delivered therewith, if the Bank has previously furnished copies thereof to such Agent.

(b) Each Agent will indemnify and hold harmless the Bank against any losses, claims, damages or liabilities to which the Bank may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Bank by such Agent expressly for use therein; and will reimburse the Bank for any legal or other expenses reasonably incurred by the Bank in connection with investigating or defending any such action or claim.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand and each Agent on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provide by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Bank on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and such Agent on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Bank bear to the total discounts and commissions received by such Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank on the one hand or such Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Bank and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection 7(d) were determined by pro rata allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection 7(d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities purchased by it (or by persons solicited by it) were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Agents of Securities in this subsection 7(d) to contribute are several in proportion to their respective purchase or solicitation obligations with respect to such Securities and not joint.

(e) The obligations of the Bank under this Section 7 shall be in addition to any liability which the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act; and the obligations of the Agents under this Section 9 shall be in addition to any liability which the respective Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Bank (including any person who, with his or her consent, is named in Registration Statement, as about to become a director of the Bank), to the authorized representative of the Bank in the United States and to each person, if any, who controls the Bank within the meaning of the Act.

8. Each Agent, in soliciting offers to purchase Securities from the Bank and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Bank and not as principal. Each Agent will make reasonable efforts to assist the Bank in obtaining performance by each purchaser whose offer to purchase Securities from the Bank was solicited by such Agent and has been accepted by the Bank, but such Agent shall not have any liability to the Bank in the event such purchase is not consummated for any reason. If the Bank shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Bank shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Bank and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

9. The respective indemnities, agreements, representations, warranties and other statements by any Agent and the Bank set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent, or the Bank, or any officer or director or any controlling person of the Bank, and shall survive each delivery of and payment for any of the Securities.

10. (a) The provisions of this Agreement relating to the solicitation of offers to purchase Securities from the Bank may be suspended or terminated at any time by the Bank as to any Agent or by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Bank, as the case may be. In the event of such suspension or termination with respect to any Agent, (i) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (ii) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination (including all Securities that may be the subject of a Secondary Market Transaction at any time during the Secondary Transactions Period) and (iii) in any event, this Agreement shall remain in full force and effect insofar as the fourth paragraph of Section 2(a) and Sections 4(d), 4(e), 5, 7, 8 and 9 hereof are concerned.

(b) The Bank, in its sole discretion, may appoint one or more additional parties to act as Agents hereunder from time to time. Any such appointment shall be made in a writing signed by the Bank and the party so appointed. Such appointment shall become effective in accordance with its terms after the execution and delivery of such writing by the Bank and such other party. When such appointment is effective, such other party shall be deemed to be one of the Agents referred to in, and to have the rights and obligations of an Agent under, this Agreement, subject to the terms and conditions of such appointment. The Bank shall deliver a copy of such appointment to each other Agent promptly after it becomes effective.

11. Except as otherwise specifically provided herein or in the Administrative Procedure, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and shall be sufficient in all respects when delivered or sent by facsimile transmission, personal delivery or registered mail to: if to the Agent, Barclays Capital Inc., 222 Broadway, New York, New York 10038, Facsimile No.: (212) 412-•; Tel: (212) 412-•; Attention: General Counsel; if to any Agent other than Barclays Capital Inc., the facsimile number or address provided by such Agent to the Bank in the document appointing such Agent as an Agent under this Agreement; and if to the Bank, Barclays Bank PLC, 200 Park Avenue, New York, New York 10166, Facsimile No.: (212) •; Tel: (212) •; Attention: •. Any such statements, requests, notices or advices shall take effect upon receipt thereof.

12. This Agreement and each Terms Agreement shall be binding upon, and inure solely to the benefit of, the Agents, the Bank and, to the extent provided in Sections 7, 8 and 9 hereof, the officers and directors of the Bank and each person who controls the Bank or any Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Terms Agreement. No purchaser of any of the Securities from any Agent shall be deemed a successor or assign by reason merely of such purchase.

13. The Agents may assign or transfer their rights or obligations under this Agreement with the prior written consent of the Bank. If the Agents assign their rights or transfer their obligations as provided in this Section, the relevant assignee or transferee shall be treated as if it were a party to this Agreement with effect from the date on which such assignment or transfer takes effect; provided that any transfer shall only become effective when the Bank has received an undertaking from the transferee to be bound by this Agreement and to perform the obligations transferred to it. Such assignment or transfer shall not affect any rights or obligations (including, but not limited to, those arising under Sections 6, 7 or 10) that have accrued at the time of assignment or transfer or that accrue thereafter to the Agents in relation to any act or omission or alleged act or omission that occurred prior to such assignment or transfer.

14. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15. (a) This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) The Bank agrees that any legal suit, action or proceeding brought by any Agent or by an person controlling any Agent, arising out of or based upon this Agreement or any Terms Agreement may be instituted in any state or federal court in The City and State of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such proceeding. The Bank hereby appoints Barclays Bank PLC, 200 Park Avenue, New York, New York 10166, as its authorized agent (the “Authorized Agent”) upon which process may be served in any action based on this Agreement or any Terms Agreement which may be instituted in any state or federal court in The City and State of New York by an Agent and expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable. Barclays Bank PLC hereby accepts to act as said agent for service of process, and the Bank agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Bank (mailed or delivered to the Bank at its respective address as aforesaid) shall be deemed, in every respect, effective service of process upon the Bank. Notwithstanding the foregoing, any action based on this Agreement or any Terms Agreement may be instituted by any Agent in any competent court in the United Kingdom.

(c) The provisions of this Section 15 shall survive any termination of this Agreement, in whole or in part.

16. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

17. Any amounts payable to an Agent hereunder shall be payable free and clear of, and without deduction or withholding for or an account of, any and all present and future taxes, assessments or other governmental charges now or hereafter imposed or assessed by the United Kingdom or any political subdivision or taxing authority thereof or therein (“Foreign Taxes”). If Foreign Taxes are so levied or imposed, the Bank agrees to pay such additional amounts (“Additional Amounts”) as may be necessary so that the amount due under this Agreement after withholding or deduction for or on an account of Foreign Taxes will not be less that the amount provided for herein; provided, however, the Bank will not be required to make any payment of Additional Amounts to an Agent for or on account of (a) any such Foreign Taxes which would not have been so imposed but for the existence of an of any present or former connection between such Agent (or between a member or shareholder of such Agent) and the United Kingdom (or any political subdivisions or taxing authority thereof or therein) including, without limitation, such Agent (or such member or shareholder) being or having been a resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (b) any Foreign Taxes which would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identify of the Agent, if such compliance is required by statute or by regulation of the United Kingdom or of any political subdivisions or taxing authority thereof or therein as a precondition to relief or exemption from such Foreign Taxes.

18. If, for the purposes of obtaining a judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures an Agent or the Bank, as the case may be, could purchase United States dollars with such other currency in the Borough of Manhattan, City and State of New York on the business day preceding that on which final judgment is given. If, on the first business day following receipt by such Agent or the Bank, as the case may be, of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Agent or the Bank, as the case may be, may in accordance with normal banking procedures purchase United States dollars which the Bank or Agent, as the case may be, could purchase are less than the sum originally due to the Agent or the Bank, as the case may be, hereunder, then the paying party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the party being paid for such difference. If the United States dollars which the Bank or the Agent, as the case may be, could purchase on such first business day are greater than the sum originally due hereunder, then the party being paid agrees to pay the paying party an amount equal to the excess of the United States dollars over the sum originally due hereunder.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, whereupon this letter and the acceptance by you thereof shall constitute a binding agreement between the Bank and you in accordance with its terms.

Very truly yours,

By:
[Name]
[Title]

By:
[Name]
[Title]

Accepted, as of the date hereof:

Barclays Capital Inc.

By:
Name:
Title:

By:
Name:
Title:

ANNEX I

Barclays Bank PLC

$[•]

Medium-Term Notes, Series A

Terms Agreement

                    , 2004

Barclays Capital Inc.

222 Broadway

New York, New York 10038

Ladies and Gentlemen:

Barclays Bank PLC (the “Bank”) proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated [•], 2004 (the “Distribution Agreement”), between the Bank on the one hand and Barclays Capital Inc. on the other, to issue and sell to you the securities specified in the Schedule hereto (the “Purchased Securities”). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Bank, of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Bank or make such party subject to the provisions therein relating to the solicitation of offers to purchase Securities from the Bank, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Bank agrees to issue and sell to you and you agree to purchase from the Bank the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Bank

Very truly yours,

Barclays Bank PLC

By:
[Name]
[Title]

By:
[Name]
[Title]

Accepted,
as of the date hereof:

Barclays Capital Inc.

By:
Name:
Title:

By:
Name:
Title:

Title of Purchased Securities:

Debt Securities

Aggregate Principal Amount:

[$              or units of other Specified Currency]

[Price to Public:]

Purchase Price by Barclays Capital Inc. [Name(s) of other purchasers]:

% of the principal amount of the Purchased Securities [, plus accrued interest from              to             ] [and accrued amortization, if any, from              to             ]

Method of and Specified Funds for Payment of Purchase Price:

[By certified or official bank check or checks, payable to the order of the Bank, in [[New York] Clearing House] [immediately available] funds]

[By wire transfer to a bank account specified by the Bank in [next day] [immediately available] funds]

Indenture:

Indenture, dated as of             , 2004, between the Bank and             , as Trustee

Time of Delivery:

Closing Location for Delivery of Securities:

Maturity:

Interest Rate:

[ %] [Zero Coupon] [Describe applicable floating rate provisions]

Interest Payment Dates:

[months and dates]

Principal repayment terms: [Describe applicable terms]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

[(1) The opinions of United Kingdom and United States counsel to the Bank referred to in Sections 4(h) and (i).]

[(2) The accountants’ letter referred to in Section 4(j).]

[(3) The officers’ certificate referred to in Section 4(k).]

Other Provisions (including Syndicate Provisions, if applicable):

ANNEX II

Barclays Bank PLC

Administrative Procedure

This Administrative Procedure relates to the Securities defined in the Distribution Agreement, dated [•] (the “Distribution Agreement”), between Barclays Bank PLC, a corporation organized under the laws of England and Wales (the “Bank”) on the one hand and Barclays Capital Inc. on the other, to which this Administrative Procedure is attached as Annex II. Defined terms used herein and not defined herein shall have the meanings given such terms in the Distribution Agreement, the Prospectus as amended or supplemented, the Indenture or the Securities. To the extent the procedures set forth below conflict with the provisions of the Securities, the Indenture or the Distribution Agreement, the relevant provisions of the Securities, the Indenture and the Distribution Agreement shall control.

The procedures to be followed with respect to the settlement of sales of Securities directly by the Bank to purchasers solicited by an Agent, as agent, are set forth below. The terms and settlement details related to a purchase of Securities by an Agent, as principal, from the Bank will be set forth in a Terms Agreement pursuant to the Distribution Agreement, unless the Bank and such Agent otherwise agree as provided in Section 2(b) of the Distribution Agreement, in which case the procedures to be followed in respect of the settlement of such sale will be as set forth below. An Agent, in relation to a purchase of a Security by a purchaser solicited by such Agent, is referred to herein as the “Selling Agent” and, in relation to a purchase of a Security by such Agent as principal other than pursuant to a Terms Agreement, as the “Purchasing Agent”.

The Bank will advise each Agent in writing of those persons with whom such Agent is to communicate regarding offers to purchase Securities and the related settlement details.

Each Security will be issued only in fully registered form and will be represented by either a global security (a “Global Security”) delivered to the Trustee, as agent for The Depository Trust Bank (the “Depositary”), and recorded in the book-entry system maintained by the Depositary (a “Book-Entry Security”), or a certificate issued in definitive form (a “Certificated Security”) delivered to a person designated by an Agent, as set forth in the applicable Pricing Supplement. An owner of a Book-Entry Security will not be entitled to receive a certificate representing such a Security, except as provided in the Indenture.

Book-Entry Securities will be issued in accordance with the Administrative Procedure set forth in Part I hereof, and Certificated Securities will be issued in accordance with the Administrative Procedure set forth in Part II hereof.

PART I: ADMINISTRATIVE PROCEDURE FOR BOOK-ENTRY SECURITIES

In connection with the qualification of the Book-Entry Securities for eligibility in the book-entry system maintained by the Depositary, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Bank and the Trustee to the Depositary, dated the date of the Distribution Agreement, and a Medium-Term Note Certificate Agreement between the Trustee and the Depositary, dated as of [•] (the “Certificate Agreement”), and its obligations as a participant in the Depositary, including the Depositary’s Same-Day Funds Settlement System (“SDFS”).

Posting Rates by the Bank:

The Bank and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Book-Entry Securities that may be sold as a result of the solicitation of offers by an Agent. The Bank may establish a fixed set of interest rates and maturities for an offering period (“posting”). If the Bank decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by the Bank:

Each Agent will promptly advise the Bank by telephone or other appropriate means of all reasonable offers to purchase Book-Entry Securities, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to the Bank to purchase Book-Entry Securities as a Purchasing Agent. The Bank will have the sole right to accept offers to purchase Book-Entry Securities and may reject any such offer in whole or in part.

The Bank will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Book-Entry Securities. If the Bank accepts an offer to purchase Book-Entry Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

Communication of Sale Information to the Bank by Agent and Settlement Procedures:

A. After the acceptance of an offer by the Bank, the Selling Agent or Purchasing Agent, as the case may be, will communicate promptly, but in no event later than the time set forth under “Settlement Procedure Timetable” below, the following details of the terms of such offer (the “Sale Information”) to the Bank by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

(1)	Principal Amount of Book-Entry Securities to be purchased;

(2)	If a Fixed Rate Book-Entry Security, the interest rate and initial interest payment date;

(3)	Trade Date;

(4)	Settlement Date;

(5)	Maturity Date;

(6)	Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable Exchange Rate for such Specified Currency (it being understood that currently the Depositary accepts deposits of Global Securities denominated in U.S. dollars only);

(7)	The Exchange Rate Agent and the Exchange Rate Determination Date, if applicable;

(8)	Issue Price;

(9)	Selling Agent’s commission or Purchasing Agent’s discount, as the case may be;

(10)	Net Proceeds to the Bank;

(11)	If a redeemable or repayable Book-Entry Security, such of the following as are applicable:

(i)	Redemption Commencement Date,

(ii)	Initial Redemption Price (% of par),

(iii)	Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date,

(iv)	Repayment date, and

(v)	Repayment price;

(12)	If an Original Issue Discount Book-Entry Security, the total amount of Original Issue Discount, the yield to Maturity and the initial accrual period of Original Issue Discount;

(13)	If a Floating Rate Book-Entry Security, such of the following as are applicable:

(i)	Interest Rate Basis,

(ii)	Index Maturity and Index Currency,

(iii)	Spread or Spread Multiplier,

(iv)	Maximum Rate,

(v)	Minimum Rate,

(vi)	Initial Base Rate,

(vii)	Initial Interest Rate,

(viii)	Interest Reset Dates,

(ix)	Calculation Dates,

(x)	Interest Determination Dates,

(xi)	Interest Payment Dates,

(xii)	Regular Record Dates, and

(xiii)	Calculation Agent;

(14)	Name, address and taxpayer identification number of the registered Holder(s);

(15)	Denomination of certificates to be delivered at settlement;

(16)	Book-Entry Security or Certificated Security; and

(17)	Selling Agent or Purchasing Agent.

B. After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Bank will communicate such Sale Information to the Trustee by facsimile transmission or other acceptable written means. The Trustee will assign a CUSIP number to the Global Security from a list of CUSIP numbers previously delivered to the Trustee by the Bank representing such Book-Entry Security and then advise the Bank and the Selling Agent or Purchasing Agent, as the case may be, of such CUSIP number.

C. The Trustee will enter a pending deposit message through the Depositary’s Participant Terminal System, providing the following settlement information to the Depositary, and the Depositary shall forward such information to such Agent and Standard & Poor’s Ratings Group (or such other entity that assigns CUSIP numbers or any other identification designations being used for the relevant Securities):

(1)	The applicable Sale Information;

(2)	CUSIP number of the Global Security representing such Book-Entry Security;

(3)	Whether such Global Security will represent any other Book-Entry Security (to the extent known at such time);

(4)	Number of the participant account maintained by the Depositary on behalf of the Selling Agent or Purchasing Agent, as the case may be;

(5)	The interest payment period; and

(6)	Initial Interest Payment Date for such Book-Entry Security, number of days by which such date succeeds the record date for the Depositary’s purposes (which in the case of Floating Rate Securities which reset daily or weekly shall be the date five calendar days immediately preceding the applicable Interest Payment Date and in the case of all other Book-Entry Securities shall be the Regular Record Date, as defined in the Security) and, if calculable at that time, the amount of interest payable on such Interest Payment Date.

D. The Trustee will complete and authenticate the Global Security previously delivered by the Bank representing such Book-Entry Security.

E. The Depositary will credit such Book-Entry Security to the Trustee’s participant account at the Depositary.

F. The Trustee will enter an SDFS deliver order through the Depositary’s Participant Terminal System instructing the Depositary to (i) debit such Book-Entry Security to the Trustee’s participant account and credit such Book-Entry Security to such Agent’s participant account and (ii) debit such Agent’s settlement account and credit the Trustee’s settlement account for an amount equal to the price of such Book-Entry Security less such Agent’s commission or discount, as the case may be. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to the Depositary that (a) the Global Security representing such Book-Entry Security has been issued and authenticated and (b) the Trustee is holding such Global Security pursuant to the Certificate Agreement.

G. Such Agent will enter an SDFS deliver order through the Depositary’s Participant Terminal System instructing the Depositary (i) to debit such Book-Entry Security to such Agent’s participant account and credit such Book-Entry Security to the participant accounts of the participants with respect to such Book-Entry Security and (ii) to debit the settlement accounts of such participants and credit the settlement account of such Agent for an amount equal to the price of such Book-Entry Security.

H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “F” and “G” will be settled in accordance with SDFS operating procedures in effect on the settlement date.

I. Upon confirmation of receipt of funds, the Trustee will transfer to the account of the Bank maintained at                     , or such other account as the Bank may have previously specified to the Trustee, in funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure “F”.

J. Upon request, the Trustee will send to the Bank a statement setting forth the principal amount of Book-Entry Securities outstanding as of that date under the Indenture.

K. Such Agent will confirm the purchase of such Book-Entry Security to the purchaser either by transmitting to the participants with respect to such Book-Entry Security a confirmation order or orders through the Depositary’s institutional delivery system or by mailing a written confirmation to such purchaser.

L. The Depositary will, at any time, upon request of the Bank or the Trustee, promptly furnish to the Bank or the Trustee a list of the names and addresses of the participants for whom the Depositary has credited Book-Entry Securities.

Preparation of Prospectus or Supplement:

If the Bank accepts an offer to purchase a Book-Entry Security, it will prepare a Pricing Supplement reflecting the terms of such Book-Entry Security and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, at least ten copies of such Pricing Supplement, not later than 5:00 p.m., New York City time, on the business day following the Trade Date (as defined below), or if the Bank and the purchaser agree to settlement on the business day following the date of acceptance of such offer, not later than noon, New York City time, on such date. The Bank will arrange to have the Pricing Supplements filed with the Commission not later than the close of business of the Commission on the fifth business day (or second business day, if such Book-Entry Security is to be sold pursuant to Rule 430A under the Securities Act) following the date on which such Pricing Supplement is first used.

Delivery of Confirmation and Prospectus to Purchaser by Selling Agent:

The Selling Agent will deliver to the purchaser of a Book-Entry Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Book-Entry Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or (b) the Book-Entry Security.

Date of Settlement:

The receipt by the Bank of immediately available funds in payment for a Book-Entry Security and the authentication and issuance of the Global Security representing such Book-Entry Security shall constitute “settlement” with respect to such Book-Entry Security. All orders of Book-Entry Securities solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Bank on a particular date (the “Trade Date”) will be settled on a date (the “Settlement Date”) which is the third business day after the Trade Date pursuant to the “Settlement Procedure Timetable” set forth below, unless the Bank and the purchaser agree to settlement on another business day which shall be no earlier than the next business day after the Trade Date.

Settlement Procedure Timetable:

For orders of Book-Entry Securities solicited by a Selling Agent and accepted by the Bank for settlement on the third business day after the Trade Date, Settlement Procedures “A” through “I” set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement Procedure		Time
A	5:00 p.m.	on the business day following the Trade Date or 10:00 a.m. on the business day prior to the Settlement Date, whichever is earlier

B	12:00 noon	on the second business day immediately preceding the Settlement Date

C	2:00 p.m.	on the second business day immediately preceding the Settlement Date

D	9:00 a.m.	on the Settlement Date

E	10:00 a.m.	on the Settlement Date

F-G	2:00 p.m.	on the Settlement Date

H	4:45 p.m.	on the Settlement Date

I	5:00 p.m.	on the Settlement Date

If the initial interest rate for a Floating Rate Book-Entry Security has not been determined at the time that Settlement Procedure “A” is completed, Settlement Procedures “B” and “C” shall be completed as soon as such rate has been determined but no later than 2:00 p.m. on the second business day immediately preceding the Settlement Date. Settlement Procedure “H” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If settlement of a Book-Entry Security is rescheduled or canceled, the Trustee, upon obtaining knowledge thereof, will deliver to the Depositary, through the Depositary’s Participation Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the business day immediately preceding the scheduled Settlement Date.

Failure to Settle:

If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Security pursuant to Settlement Procedure “F”, the Trustee may deliver to the Depositary, through the Depositary’s Participant Terminal System, as soon as practicable a withdrawal message instructing the Depositary to debit such Book-Entry Security to the Trustee’s participant account, provided that the Trustee’s participant account contains a principal amount of the Global Security representing such Book-Entry Security that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Securities represented by a Global Security, the Trustee will mark such Global Security “canceled”, make appropriate entries in the Trustee’s records and send such canceled Global Security to the Bank. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Securities represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Security or Securities and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Securities previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

If the purchase price for any Book-Entry Security is not timely paid to the participants with respect to such Book-Entry Security by the beneficial purchaser thereof (or a person, including an indirect participant in the

Depositary, acting on behalf of such purchaser), such participants and, in turn the Agent for such Book-Entry Security may enter deliver orders through the Depositary’s Participant Terminal System debiting such Book-Entry Security to such participant’s account and crediting such Book-Entry Security to such Agent’s account and then debiting such Book-Entry Security to such Agent’s participant account and crediting such Book-Entry Security to the Trustee’s participant account and shall notify the Bank and the Trustee thereof. Thereafter, the Trustee will (i) immediately notify the Bank of such order and the Bank shall transfer to such Agent funds available for immediate use in an amount equal to the price of such Book-Entry Security which was credited to the account of the Bank maintained at the Trustee in accordance with Settlement Procedure I, and (ii) deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Bank will reimburse such Agent on an equitable basis for the loss of its use of funds during the period when the funds were credited to the account of the Bank.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Security, the Depositary may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Securities to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure “D”, for the authentication and issuance of a Global Security representing the other Book-Entry Securities to have been represented by such Global Security and will make appropriate entries in its records. The Bank will, from time to time, furnish the Trustee with a sufficient quantity of Securities.

PART II: ADMINISTRATIVE PROCEDURE FOR CERTIFICATED SECURITIES

Posting Rates by Bank:

The Bank and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Certificated Securities that may be sold as a result of the solicitation of offers by an Agent. The Bank may establish a fixed set of interest rates and maturities for an offering period (“posting”). If the Bank decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by Bank:

Each Agent will promptly advise the Bank by telephone or other appropriate means of all reasonable offers to purchase Certificated Securities, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to the Bank to purchase Certificated Securities as a Purchasing Agent. The Bank will have the sole right to accept offers to purchase Certificated Securities and may reject any such offer in whole or in part.

The Bank will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Certificated Securities. If the Bank accepts an offer to purchase Certificated Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

Communication of Sale Information to Bank by Agent:

After the acceptance of an offer by the Bank, the Selling Agent or Purchasing Agent, as the case may be, will communicate the following details of the terms of such offer (the “Sale Information”) to the Bank by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

(1)	Principal Amount of Certificated Securities to be purchased;

(2)	If a Fixed Rate Certificated Security, the interest rate and initial interest payment date;

(3)	Trade Date;

(4)	Settlement Date;

(5)	Maturity Date;

(6)	Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable Exchange Rate for such Specified Currency;

(7)	The Exchange Rate Agent and the Exchange Rate Determination Date, if applicable;

(8)	Issue Price;

(9)	Selling Agent’s commission or Purchasing Agent’s discount, as the case may be;

(10)	Net Proceeds to the Bank;

(11)	If a redeemable or repayable Certificated Security, such of the following as are applicable:

(i)	Redemption Commencement Date,

(ii)	Initial Redemption Price (% of par),

(iii)	Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date,

(iv)	Repayment date, and

(v)	Repayment price;

(12)	If an Original Issue Discount Certificated Security, the total amount of Original Issue Discount, the yield to Maturity and the initial accrual period of Original Issue Discount;

(13)	If a Floating Rate Certificated Security, such of the following as are applicable:

(i)	Interest Rate Basis,

(ii)	Index Maturity and Index Currency,

(iii)	Spread or Spread Multiplier,

(iv)	Maximum Rate,

(v)	Minimum Rate,

(vi)	Initial Base Rate,

(vii)	Initial Interest Rate,

(viii)	Interest Reset Dates,

(ix)	Calculation Dates,

(x)	Interest Determination Dates,

(xi)	Interest Payment Dates,

(xii)	Regular Record Dates, and

(xiii)	Calculation Agent;

(14)	Name, address and taxpayer identification number of the registered owner(s);

(15)	Denomination of certificates to be delivered at settlement;

(16)	Book-Entry Security or Certificated Security; and

(17)	Selling Agent or Purchasing Agent.

Preparation of Prospectus or Pricing Supplement by Bank:

If the Bank accepts an offer to purchase a Certificated Security, it will prepare a Prospectus Supplement or Pricing Supplement, as applicable, reflecting the terms of such Certificated Security and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, at least ten copies of such Pricing Supplement, not later than 5:00 p.m., New York City time, on the business day following the Trade Date, or if the Bank and the purchaser agree to settlement on the date of acceptance of such offer, not later than noon, New York City time, on such date. The Bank will arrange to have the Pricing Supplement filed with the Commission not later than the close of business of the Commission on the fifth business day (or second business day, if such Certificated Security is to be sold pursuant to Rule 430A under the Securities Act) following the date on which such Pricing Supplement is first used.

Delivery of Confirmation and Prospectus to Purchaser by Selling Agent:

The Selling Agent will deliver to the purchaser of a Certificated Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement, as applicable) in relation to such Certificated Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or (b) the Certificated Security.

Date of Settlement:

All offers of Certificated Securities solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Bank will be settled on a date (the “Settlement Date”) which is the third business day after the date of acceptance of such offer, unless the Bank and the purchaser agree to settlement (a) on another business day after the acceptance of such offer or (b) with respect to an offer accepted by the Bank prior to 10:00 a.m., New York City time, on the date of such acceptance.

Instruction from Bank to Trustee for Preparation of Certificated Securities:

After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Bank will communicate such Sale Information to the Trustee by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means.

The Bank will instruct the Trustee by facsimile transmission or other acceptable written means to authenticate and deliver the Certificated Securities no later than 2:15 p.m., New York City time, on the Settlement Date. Such instruction will be given by the Bank prior to 3:00 p.m., New York City time, on the business day immediately preceding the Settlement Date unless the Settlement Date is the date of acceptance by the Bank of the offer to purchase Certificated Securities in which case such instruction will be given by the Bank by 11:00 a.m., New York City time.

Preparation and Delivery of Certificated Securities by Trustee and Receipt of Payment Therefor:

The Trustee will prepare each Certificated Security and appropriate receipts that will serve as the documentary control of the transaction.

In the case of a sale of Certificated Securities to a purchaser solicited by a Selling Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Certificated Securities to the Selling Agent for the benefit of the purchaser of such Certificated Securities against delivery by the Selling Agent of a receipt therefor. On the Settlement Date the Selling Agent will deliver payment for such Certificated Securities in immediately available funds to the Bank in an amount equal to the issue price of the Certificated Securities less the Selling Agent’s commission; provided that the Selling Agent reserves the right to withhold payment for which it has not received funds from the purchaser. The Bank shall not use any proceeds advanced by a Selling Agent to acquire securities.

In the case of a sale of Certificated Securities to a Purchasing Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Certificated Securities to the Purchasing Agent against delivery of payment for such Certificated Securities in immediately available funds to the Bank in an amount equal to the issue price of the Certificated Securities less the Purchasing Agent’s discount.

Failure of Purchaser to Pay Selling Agent:

If a purchaser (other than a Purchasing Agent) fails to make payment to the Selling Agent for a Certificated Security, the Selling Agent will promptly notify the Trustee and the Bank thereof by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means. The Selling Agent will immediately return the Certificated Security to the Trustee. Immediately upon receipt of such Certificated Security by the Trustee, the Bank will return to the Selling Agent an amount equal to the amount previously paid to the Bank in respect of such Certificated Security. The Bank will reimburse the Selling Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Bank.

The Trustee will cancel the Certificated Security in respect of which the failure occurred, make appropriate entries in its records and, unless otherwise instructed by the Bank, destroy the Certificated Security.

ANNEX III

Accountants’ Letter

Pursuant to Sections 4(j) and 6(d), as the case may be, of the Distribution Agreement, the Bank’s independent certified public accountants shall furnish letters to the effect that:

(i) They are independent certified public accountants with respect to the Bank and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

(ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, prospective financial statements and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Bank for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Agents;

(iii) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Bank and its subsidiaries, inspection of the minute books of the Bank and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Bank and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in any document incorporated by reference in the Registration Statement or the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations thereunder relating to interim financial statements to the extent applicable to the Bank or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Form 20-F;

(B) the unaudited selected financial data with respect to the consolidated results of operations and financial position for the five most recent fiscal years which was included in the Prospectus does not agree with the corresponding amounts in the Bank’s audited consolidated financial statements for such fiscal years restated where appropriate to accord with current accounting practice;

(C) as at March 31 or September 30 following the date of the audited consolidated financial statements included in the Form 20-F, if applicable, and to the extent that the relevant financial information is available, there were any changes in issued share capital (other than

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issuances of shares under employee share option or profit sharing schemes existing on the date of any Terms Agreement) or decreases in provisions for lending losses, income retained and other reserves, any changes in the consolidated long-term debt or undated capital notes, other than for exchange rate movements, or any decrease in net interest income, income before taxes, minority interests and extraordinary items or net income, as compared with the corresponding period in the preceding year, except in all instances for changes which the Registration Statement discloses; and

(D) for the period from the specific date referred to above to not more than five days prior to the date of delivery of such letter, there were any changes in the issued share capital (other than issuances of shares under employee share option or profit sharing schemes existing on the date of any Terms Agreement) or decreases in income retained and other reserves or changes in long-term debt, or undated capital notes, other than for exchange rate movements, as compared with amounts shown on the audited consolidated balance sheet included in the Form 20 F; and

(iv) In addition to the examination referred to in their report(s) included or incorporated by reference in the Registration Statement and Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information which are derived from the general accounting records of the Bank and its subsidiaries, which appear in the Form 20-F, in any document incorporated by reference in the Registration Statement, in the Prospectus and in certain exhibits to the Registration Statement, and which are specified by the Agents, and have compared certain of such amounts, percentages and financial information with the accounting records of the Bank and its subsidiaries and have found them to be in agreement.

All references in this Annex III to the Prospectus shall be deemed to refer to the Prospectus (as defined in the Distribution Agreement) as amended or supplemented as of the Time of Delivery relating to any Terms Agreement requiring the delivery of such letter under Section 4(j) thereof.

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